UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    August 6, 2024
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5800

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.
On August 6, 2024 Albany International issued a news release reporting second quarter 2024 financial results. The Company will host a webcast to discuss earnings at 9:00 a.m. Eastern Time on Wednesday August 7, 2024. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated August 6, 2024 reporting second-quarter 2024 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: August 6, 2024

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated August 6, 2024 reporting second-quarter 2024 financial results.
104	Inline XBRL cover page.

Exhibit 99.1

Albany International Reports Second-Quarter 2024 Results
ROCHESTER, N.H.--(BUSINESS WIRE)--August 6, 2024 — Albany International Corp. (NYSE:AIN) today reported operating results for its second quarter of 2024, which ended June 30, 2024.

"Overall, we had another good quarter as our businesses delivered strong results and are responding well to their industry challenges," said President and CEO, Gunnar Kleveland. "Revenue of $332 million was up $58 million or 21.1% over prior year due to the inclusion of Heimbach and sales growth in Engineered Composites.

"In Machine Clothing, revenues at $194 million grew year-over-year, driven by our Heimbach acquisition, slightly offset by lower organic demand, primarily in Europe and North America. Our global order backlog remains stable. We continue to make progress with the integration at Heimbach.

"In Engineered Composites, we delivered 20% year-over-year top line growth as our current programs ramp up. We see growth in our commercial markets, especially in space and other emerging platforms. Our defense business is also growing, primarily the CH-53K and JASSM platforms, partially offset by the Joint Strike Fighter program" concluded Kleveland.

For the second quarter ended June 30, 2024:
•Net revenues were $332.0 million, up 21.1%, or 21.6% after adjusting for currency translation, when compared to the prior year. MC's net revenues increased 21.6%, driven by Heimbach net revenues, which was partially offset by lower net revenues in the rest of the segment, due to decreased sales in pulp, packaging and publication grades, net of increased sales in tissue grades and engineered fabrics. AEC's net revenues increased 20.5%, primarily driven by growth on CH-53K and other commercial and space programs.
•Gross profit of $112.4 million was 9.4% higher than the $102.7 million reported for the same period of 2023; overall gross margin declined by more than 350 basis points, driven by lower Heimbach margins at MC and driven by changes in the estimated profitability of long-term contracts at AEC.
•Selling, General, and Administrative (SG&A) expenses were $55.5 million, compared to $46.8 million in the same period of 2023; the increase was driven primarily by the inclusion of Heimbach, in addition to acquisition and integration expenses.
•Operating income was $42.9 million, compared to $45.5 million in the prior year. Despite higher gross profit, increases in SG&A and Restructuring expenses drove a decrease in operating income compared to the prior year.
•Effective tax rate for the quarter was 27.9%, compared to 42.8% for the second quarter of 2023. The 2023 rate was higher primarily due to unfavorable discrete tax adjustments.
•Net income attributable to the Company was $24.6 million ($0.79 per share), compared to $26.7 million ($0.85 per share) in the second quarter of 2023; Adjusted diluted earnings per share (or Adjusted diluted EPS, a non-GAAP measure) was $0.89 per share in both the second quarter of 2024 and 2023.
•Adjusted EBITDA (a non-GAAP measure) was $63.1 million, compared to $65.0 million in the second quarter of 2023, a decrease of 3.0%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

Outlook for Full-Year 2024

The company is reaffirming its guidance for the full year of 2024 as follows:
•Total company revenue between $1.26 and $1.33 billion
•Effective income tax rate between 29% and 31%
•Capital expenditures in the range of $90 to $95 million
•Adjusted diluted earnings per share between $3.55 and $4.05
•Total company Adjusted EBITDA between $260 to $290 million
•Machine Clothing revenue between $760 to $790 million
•Machine Clothing Adjusted EBITDA between $230 and $250 million
•Albany Engineered Composites revenue between $500 to $540 million, and
•Albany Engineered Composites Adjusted EBITDA between $97 to $107 million.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenues	$331,994	$274,123	$645,324	$543,219
Cost of goods sold	219,611	171,419	424,255	341,197

Gross profit	112,383	102,704	221,069	202,022
Selling, general, and administrative expenses	55,515	46,760	110,350	95,239
Technical and research expenses	11,860	10,318	24,525	20,595
Restructuring expenses, net	2,103	125	4,312	145

Operating income	42,905	45,501	81,882	86,043
Interest expense/(income), net	2,950	3,106	6,269	6,396
Other (income)/expense, net	5,657	(4,511)	2,675	(4,966)

Income before income taxes	34,298	46,906	72,938	84,613
Income tax expense	9,578	20,080	20,849	30,701

Net income	24,720	26,826	52,089	53,912
Net income attributable to the noncontrolling interest	96	154	174	351
Net income attributable to the Company	$24,624	$26,672	$51,915	$53,561

Earnings per share attributable to Company shareholders - Basic	$0.79	$0.86	$1.66	$1.72

Earnings per share attributable to Company shareholders - Diluted	$0.79	$0.85	$1.66	$1.71

Shares of the Company used in computing earnings per share:
Basic	31,242	31,174	31,225	31,152

Diluted	31,342	31,269	31,316	31,243

Dividends declared per Class A share	$0.26	$0.25	$0.52	$0.50

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$116,439	$173,420
Accounts receivable, net	280,008	287,781
Contract assets, net	189,242	182,281
Inventories	161,626	169,567
Income taxes prepaid and receivable	9,993	11,043
Prepaid expenses and other current assets	49,143	53,872
Total current assets	$806,451	$877,964

Property, plant and equipment, net	582,167	601,989
Intangibles, net	41,505	44,646
Goodwill	178,236	180,181
Deferred income taxes	27,203	22,941
Noncurrent receivables, net	—	4,392
Other assets	116,259	102,901
Total assets	$1,751,821	$1,835,014

Liabilities and Shareholders' Equity
Accounts payable	$84,628	$87,104
Accrued liabilities	129,511	142,988
Current maturities of long-term debt	2,732	4,218
Income taxes payable	7,765	14,369
Total current liabilities	224,636	248,679

Long-term debt	374,325	452,667
Other noncurrent liabilities	151,892	139,385
Deferred taxes and other liabilities	27,620	26,963
Total liabilities	778,473	867,694

Commitments and Contingencies

Shareholders' Equity:
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $0.001 per share; authorized 100,000,000 shares; 40,908,380 issued in 2024 and 40,856,910 in 2023	41	41
Additional paid in capital	452,461	448,218
Retained earnings	1,046,612	1,010,942
Accumulated items of other comprehensive income:
Translation adjustments	(154,304)	(124,901)
Pension and postretirement liability adjustments	(16,718)	(17,346)
Derivative valuation adjustment	4,115	9,079
Treasury stock (Class A), at cost; 9,661,845 shares in 2024 and 2023	(364,665)	(364,665)
Total shareholders' equity	967,542	961,368
Noncontrolling interest	5,806	5,952
Total equity	973,348	967,320
Total liabilities and shareholders' equity	$1,751,821	$1,835,014

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$52,089	$53,912
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	41,247	32,299
Amortization	3,446	3,018
Change in deferred taxes and other liabilities	(2,391)	1,787
Impairment of property, plant and equipment	120	532
Non-cash interest expense	513	565
Compensation and benefits paid or payable in Class A Common Stock	4,243	2,274
Provision/(recovery) for credit losses from uncollected receivables and contract assets	(174)	493
Foreign currency remeasurement gain on intercompany loans	(2,580)	(3,198)
Fair value adjustment on foreign currency contracts	3,109	(123)
Gain on sale of assets	(512)	—

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	4,929	(40,131)
Contract assets	(8,435)	4,606
Inventories	3,062	(9,174)
Prepaid expenses and other current assets	(2,454)	(2,700)
Income taxes prepaid and receivable	873	(381)
Accounts payable	17,679	(5,255)
Accrued liabilities	(15,367)	(21,570)
Income taxes payable	(5,599)	(4,943)
Noncurrent receivables	(379)	1,705
Other noncurrent liabilities	(924)	(1,922)
Other, net	494	2,881
Net cash provided by operating activities	92,989	14,675

Cash flows from investing activities:
Purchases of property, plant and equipment	(46,616)	(34,899)
Purchased software	(40)	(72)
Proceeds received from sale of assets	1,029	—
Net cash used in investing activities	(45,627)	(34,971)

Cash flows from financing activities:
Proceeds from borrowings	43,282	61,000
Principal payments on debt	(122,828)	(13,000)
Taxes paid in lieu of share issuance	(2,446)	(3,136)
Dividends paid	(16,233)	(15,570)
Net cash (used in)/provided by financing activities	(98,225)	29,294

Effect of exchange rate changes on cash and cash equivalents	(6,118)	142

(Decrease)/increase in cash and cash equivalents	(56,981)	9,140
Cash and cash equivalents at beginning of period	173,420	291,776
Cash and cash equivalents at end of period	$116,439	$300,916

The following table presents the reconciliation of Net revenues to net revenues excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	Net revenues as reported, Q2 2024	(Decrease)/ increase due to changes in currency translation rates	Q2 2024 revenues on same basis as Q2 2023 currency translation rates	Net revenues as reported, Q2 2023	% Change compared to Q2 2023, excluding currency rate effects
Machine Clothing	$193,578	$(1,128)	$194,706	$159,217	22.3%
Albany Engineered Composites	138,416	(219)	138,635	114,906	20.7%
Consolidated total	$331,994	$(1,347)	$333,341	$274,123	21.6%

(in thousands, except percentages)	Net revenues as reported, YTD 2024	(Decrease)/ increase due to changes in currency translation rates	YTD 2024 revenues on same basis as 2023 currency translation rates	Net revenues as reported, YTD 2023	% Change compared to 2023, excluding currency rate effects
Machine Clothing	$378,795	$(1,726)	$380,521	$312,439	21.8%
Albany Engineered Composites	266,529	2	266,527	230,780	15.5%
Consolidated total	$645,324	$(1,724)	$647,048	$543,219	19.1%

The following table presents Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q2 2024	Gross profit margin, Q2 2024	Gross profit, Q2 2023	Gross profit margin, Q2 2023
Machine Clothing	$88,873	45.9%	$80,919	50.8%
Albany Engineered Composites	23,510	17.0%	21,785	19.0%
Consolidated total	$112,383	33.9%	$102,704	37.5%

(in thousands, except percentages)	Gross profit, YTD 2024	Gross profit margin, YTD 2024	Gross profit, YTD 2023	Gross profit margin, YTD 2023
Machine Clothing	$173,528	45.8%	$158,774	50.8%
Albany Engineered Composites	47,541	17.8%	43,248	18.7%
Consolidated total	$221,069	34.3%	$202,022	37.2%

A reconciliation from Net income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended June 30, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$53,685	$9,434	$(38,399)	$24,720
Interest expense/(income), net	—	—	2,950	2,950
Income tax expense	—	—	9,578	9,578
Depreciation and amortization expense	8,081	13,161	1,147	22,389
EBITDA (non-GAAP)	61,766	22,595	(24,724)	59,637
Restructuring costs	1,584	922	115	2,621
Foreign currency revaluation (gains)/losses (a)	(1,272)	(42)	139	(1,175)
Other transition expenses	—	—	1,368	1,368
Acquisition/integration costs	345	—	424	769
Pre-tax (income) attributable to noncontrolling interest	(58)	(80)	—	(138)
Adjusted EBITDA (non-GAAP)	$62,365	$23,395	$(22,678)	$63,082
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	32.2%	16.9%	—	19.0%

Three months ended June 30, 2023
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$53,726	$8,668	$(35,568)	$26,826
Interest expense/(income), net	—	—	3,106	3,106
Income tax expense	—	—	20,080	20,080
Depreciation and amortization expense	4,931	12,072	947	17,950
EBITDA (non-GAAP)	58,657	20,740	(11,435)	67,962
Restructuring costs	125	—	—	125
Foreign currency revaluation (gains)/losses (a)	566	133	(4,185)	(3,486)
Acquisition/integration costs	—	271	363	634
Pre-tax (income) attributable to noncontrolling interest	—	(212)	—	(212)
Adjusted EBITDA (non-GAAP)	$59,348	$20,932	$(15,257)	$65,023
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	37.3%	18.2%	—	23.7%

Six months ended June 30, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$101,795	$18,622	$(68,328)	$52,089
Interest expense/(income), net	—	—	6,269	6,269
Income tax expense	—	—	20,849	20,849
Depreciation and amortization expense	16,182	26,220	2,291	44,693
EBITDA (non-GAAP)	117,977	44,842	(38,919)	123,900
Restructuring costs	1,605	3,110	115	4,830
Foreign currency revaluation (gains)/losses (a)	(2,682)	238	(1,157)	(3,601)
Other transition expenses	—	—	1,493	1,493
Acquisition/integration costs	1,058	182	850	2,090
Pre-tax (income) attributable to noncontrolling interest	(69)	(185)	—	(254)
Adjusted EBITDA (non-GAAP)	$117,889	$48,187	$(37,618)	$128,458
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues-non-GAAP)	31.1%	18.1%	—	19.9%

Six months ended June 30, 2023
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$102,690	$18,086	$(66,864)	$53,912
Interest expense/(income), net	—	—	6,396	6,396
Income tax expense	—	—	30,701	30,701
Depreciation and amortization expense	9,706	23,736	1,875	35,317
EBITDA (non-GAAP)	112,396	41,822	(27,892)	126,326
Restructuring costs	145	—	—	145
Foreign currency revaluation (gains)/losses (a)	2,526	—	(4,125)	(1,599)
Acquisition/integration costs	—	540	363	903
Pre-tax (income) attributable to noncontrolling interest	—	(401)	—	(401)
Adjusted EBITDA (non-GAAP)	$115,067	$41,961	$(31,654)	$125,374
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues-non-GAAP)	36.8%	18.2%	—	23.1%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended June 30, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$2,621	$583	$2,038	$0.07
Foreign currency revaluation (gains)/losses (a)	(1,175)	(377)	(798)	(0.03)
Other transition expenses	1,368	267	1,101	0.04
Acquisition/integration costs	769	188	581	0.02

Three months ended June 30, 2023 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$125	$31	$94	$0.00
Foreign currency revaluation (gains)/losses (a)	(3,486)	(1,034)	(2,452)	(0.08)
Withholding tax related to internal restructuring	—	(3,026)	3,026	0.10
Acquisition/integration costs	634	158	476	0.02

Six months ended June 30, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$4,830	$1,168	$3,662	$0.12
Foreign currency revaluation (gains)/losses (a)	(3,601)	(1,143)	(2,458)	(0.08)
Other transition expenses	1,493	298	1,195	0.04
Acquisition/integration costs	2,090	575	1,515	0.05

Six months ended June 30, 2023 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$145	$35	$110	$0.00
Foreign currency revaluation (gains)/losses (a)	(1,599)	(481)	(1,118)	(0.04)
Withholding tax related to internal restructuring	—	(3,026)	3,026	0.10
Acquisition/integration costs	903	235	668	0.02

The following table provides a reconciliation of Diluted Earnings per share to Adjusted Diluted Earnings per share:

	Three months ended June 30,		Six months ended June 30,
Per share amounts (Diluted)	2024	2023	2024	2023
Earnings per share attributable to Company shareholders - Basic (GAAP)	$0.79	$0.86	$1.66	$1.72
Effect of dilutive stock-based compensation plans	—	(0.01)	—	(0.01)
Earnings per share attributable to Company shareholders - Diluted (GAAP)	$0.79	$0.85	$1.66	$1.71
Adjustments, after tax:
Restructuring costs	0.07	—	0.12	—
Foreign currency revaluation (gains)/losses (a)	(0.03)	(0.08)	(0.08)	(0.04)
Other transition expenses	0.04	—	0.04	—
Withholding tax related to internal restructuring	—	0.10	—	0.10
Acquisition/integration costs	0.02	0.02	0.05	0.02
Adjusted Diluted Earnings per share (non-GAAP)	$0.89	$0.89	$1.79	$1.79

The calculations of net debt are as follows:

(in thousands)	June 30, 2024	December 31, 2023	June 30, 2023
Current maturities of long-term debt	$2,732	$4,218	$—
Long-term debt	374,325	452,667	487,000
Total debt	377,057	456,885	487,000
Cash and cash equivalents	116,439	173,420	300,916
Net debt (non-GAAP)	$260,618	$283,465	$186,084

The calculation of net leverage ratio as of June 30, 2024 is as follows:

Total Company
	Twelve months ended	Six months ended		Trailing twelve months ended
(in thousands)	December 31, 2023	June 30, 2023	June 30, 2024	June 30, 2024 (non-GAAP) (b)
Net income/(loss) (GAAP)	$111,610	$53,912	$52,089	$109,787
Interest expense/(income), net	13,601	6,396	6,269	13,474
Income tax expense	48,846	30,701	20,849	38,994
Depreciation and amortization expense	76,733	35,317	44,693	86,109
EBITDA (non-GAAP)	250,790	126,326	123,900	248,364
Restructuring costs	282	145	4,830	4,967
Foreign currency revaluation (gains)/losses (a)	1,296	(1,599)	(3,601)	(706)
CEO and other transition expenses	2,719	—	1,493	4,212
Inventory step-up impacting Cost of goods sold	5,480	—	—	5,480
Acquisition/integration costs	5,194	903	2,090	6,381
Pre-tax (income) attributable to noncontrolling interest	(665)	(401)	(254)	(518)
Adjusted EBITDA (non-GAAP)	$265,096	$125,374	$128,458	$268,180

(in thousands, except for net leverage ratio)	June 30, 2024
Net debt (non-GAAP)	$260,618
Trailing twelve months Adjusted EBITDA (non-GAAP)	268,180
Net leverage ratio (non-GAAP)	0.97

(a) Foreign currency revaluation (gains)/losses represent unrealized gains and losses arising from the remeasurement of monetary assets and liabilities denominated in non-functional currencies on the balance sheet date.

(b) Calculated as amounts incurred during the twelve months ended December 31, 2023, less those incurred during the six months ended June 30, 2023, plus those incurred during the six months June 30, 2024.

The tables below provide a reconciliation of forecasted full-year 2024 Adjusted EBITDA and Adjusted Diluted EPS (non-GAAP measures) to the comparable GAAP measures.

Forecast of Full Year 2024 Adjusted EBITDA	Machine Clothing		Engineered Composites
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (c)	$200	$215	$44	$49
Income attributable to the noncontrolling interest	—	—	(1)	(1)
Interest expense/(income), net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	30	35	50	55
EBITDA (non-GAAP)	230	250	93	103
Restructuring costs (d)	2	2	3	3
Foreign currency revaluation (gains)/losses (d)	(3)	(3)	—	—
Acquisition/integration costs (d)	1	1	—	—
Pre-tax (income)/loss attributable to non-controlling interest	—	—	1	1
Adjusted EBITDA (non-GAAP)	$230	$250	$97	$107
(c) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2024 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$107	$122
Income attributable to the noncontrolling interest	(1)	(1)
Interest expense/(income), net	17	18
Income tax expense	47	51
Depreciation and amortization	85	95
EBITDA (non-GAAP)	255	285
Restructuring costs (d)	5	5
Foreign currency revaluation (gains)/losses (d)	(4)	(4)
Acquisition/integration costs (d)	2	2
Other transition expenses (d)	1	1
Pre-tax (income)/loss attributable to non-controlling interest	1	1
Adjusted EBITDA (non-GAAP)	$260	$290

	Total Company
Forecast of Full Year 2024 Earnings per share (diluted) (e)	Low	High
Net income attributable to the Company (GAAP)	$3.42	$3.92
Restructuring costs (d)	0.12	0.12
Foreign currency revaluation (gains)/losses (d)	(0.08)	(0.08)
Other transition expenses (d)	0.04	0.04
Acquisition/integration costs (d)	0.05	0.05
Adjusted Diluted Earnings per share (non-GAAP)	$3.55	$4.05

(d) Due to the uncertainty of these items, we are unable to forecast these items for 2024
(e) Calculations based on weighted average shares outstanding estimate of approximately 31.2 million

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of custom-designed, consumable belts essential for the manufacture of paper, paperboard, tissue and towel, pulp, non-wovens and a variety of other industrial applications. Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 32 facilities in 14 countries, employs approximately 6,000 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net revenues and percent change in net revenues, excluding the impact of currency translation effects; EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; and Adjusted diluted earnings per share (or Adjusted Diluted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net revenues and change in Net revenues, after currency effects are excluded, provides management and investors insight into underlying revenues trends. Net revenues, or percent changes in net revenues, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted Diluted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

The Company defines Adjusted Diluted EPS as diluted earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

Net leverage ratio informs the investors of the Company's financial leverage at the end of the reporting period, providing an indicator of the Company's ability to repay its debt.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to geopolitical events; paper-industry trends and conditions during the current year and in future years; expectations in the current period and in future periods of revenues, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net revenues), Adjusted Diluted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the revenues growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Investor / Media Contact:
JC Chetnani
VP-Investor Relations and Treasurer
+1 (603) 330-5851
jc.chetnani@albint.com